SECOND AMENDMENT AND CONSENT


                  SECOND AMENDMENT AND CONSENT, dated as of May 14, 2004 (this "Amendment"), to the Credit Agreement, dated as of February 14, 2003, as amended by the First Amendment, dated as of July 2, 2003 (the "Credit Agreement"), among AMERICAN SKIING COMPANY ("ASC"), the Subsidiary Borrowers (as defined in the Credit Agreement) from time to time parties thereto, the several banks and other financial institutions from time to time parties thereto (the "Lenders"), and GENERAL ELECTRIC CAPITAL CORPORATION ("GECC"), as administrative agent for the Lenders thereunder (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H :
                               - - - - - - - - - -

                  WHEREAS, the Borrowers have requested that the Lenders (i) agree to amendments to certain provisions of the Credit Agreement and (ii) consent to the transfer of certain Operating Assets from Killington, Ltd. to a newly created Affiliate of ASC; and

                  WHEREAS, the Lenders are willing to agree to the requested amendments and consent to such transfer, in each case on and subject to the terms and conditions contained herein;

                  NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

     1. Defined Terms. Terms used herein but not defined shall have the meanings given to them in the Credit Agreement as amended hereby.

     2.  Amendments  to Section  1.1  (Defined  Terms) of the Credit  Agreement.
Section 1.1 of the Credit Agreement is hereby amended as follows:

          (a) the definition of "Excluded Subsidiary" is hereby amended by replacing the text of clause (ii) thereof in its entirety with the following "(ii) Grand Summit Resort Properties, Inc., SP Land Company, LLC and Cherry Knoll Associates LLC and their Subsidiaries".

          (b) the definition of "Reinvestment Deferred Amount" is hereby amended
     by  deleting  the   parenthetical   phrase   "(other  than  ASCRP  and  its
     Subsidiaries)".

          (c) Section 1.1 of the Credit Agreement is hereby amended by adding thereto the following defined terms in their appropriate alphabetic order:

                           "Oak Hill Notes": (i) the $22,990,785.65 Promissory
                  Note dated March 31, 2004 between ASCRP and Oak Hill and (ii) the $482,506.57 Promissory Note dated March 31, 2004 between ASCRP and OHSF ASTC, LLC, in each case as in effect on the Second Amendment Effective Date

                         "Second  Amendment":  the Second  Amendment and Waiver,
                    dated   as   of   May   14,   2004,   to   this   Agreement.
                    ----------------

                         "Second  Amendment  Effective  Date": the date on which
                    each of the conditions set forth in Section 9 of the ------------------------------- Second Amendment were satisfied, which date is May 14, 2004.

     3. Amendment to Section 7.2 (Indebtedness) of the Credit Agreement. Section
7.2 of the Credit Agreement is hereby amended by deleting "and" at the end of clause (e) thereof, replacing the period at the end of clause (f) thereof with "; and", and adding the following new clause (g) thereto:

     (g) unsecured Indebtedness of ASCRP pursuant to the Oak Hill Notes.

     4. Amendment to Section 7.5 (Disposition of Property) of the Credit Agreement. Section 7.5 of the Credit Agreement is hereby amended by replacing the text of clause (h) thereof in its entirety with "dispositions of Capital Stock of Grand Summit Resort Properties, Inc.".

     5. Amendment to Section 7.9 (Optional Payments and Modifications of Certain Debt Instruments) of the Credit Agreement. Section 7.9 of the Credit Agreement is hereby amended by (i) adding the words "or the Oak Hill Notes" after the term "Subordinated Debt" in clause (a) and clause (b) of such Section and (ii) deleting the "or" immediately prior to clause (d) thereof and adding the following new clause at the end of such Section:

                   or (e) pay any cash interest on any Oak Hill Note (it being agreed that ASCRP shall instead add any accrued interest payable from time to time under the Oak Hill Notes to the principal of the Oak Hill Notes as permitted pursuant to
                  Section 1(a) of each Oak Hill Note).

     6. Required Lenders Consent under Section 7.5(f) of the Credit Agreement. The Required Lenders hereby consent to the transfer by Killington, Ltd. of the Properties described on Schedule 6 to this Amendment to SP Land Company, LLC ("SPLC") and Cherry Knoll Associates LLC ("CKA"), as indicated on such Schedule, in exchange for a 24% membership interest in SPLC and a 50% membership interest in CKA, respectively.

     7. Addition of New Borrowers. Subject to the satisfaction of each of the conditions set forth in Section 6.9(c) of the Credit Agreement, each of the Subsidiaries of ASC indicated as "New Subsidiary Borrowers" on the signature pages to this Amendment (the "New Subsidiary Borrowers") hereby becomes a Subsidiary Borrower under the Credit Agreement with the same force and effect as if originally named therein as a Subsidiary Borrower and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Subsidiary Borrower thereunder. Each New Subsidiary Borrower hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Credit Agreement is true and correct on and as the date hereof (after giving effect to the terms of the Amendment) as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date.

     8. Certain Excluded Immaterial Subsidiaries. The Administrative Agent hereby approves the Subsidiaries listed on Schedule 8 hereto as Excluded Immaterial Subsidiaries in accordance with the Credit Agreement, subject, among other things, to the requirements of Section 6.12 of the Credit Agreement, mutatis mutandis, as if such Subsidiaries were listed on Part I of Schedule 6.12 of the Credit Agreement (provided that the reference to the Closing Date in Section 6.12(b) shall be deemed to be a reference to the Second Amendment Effective Date for such purpose).

     9. Conditions to the Effectiveness of the Amendment. This Amendment (including, for the avoidance of doubt, the consent set forth in Section 6 hereof) shall become effective as of the first date each of the conditions precedent set forth below shall have been fulfilled (the "Second Amendment Effective Date"):

          (a)  Amendment.  The  Administrative  Agent shall have  received  this
     Amendment, executed and delivered by a duly authorized officer of each Borrower (including the New Subsidiary Borrowers) and the Required Lenders.

          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the amendments effected hereby, the consent granted pursuant to Section 6 hereof and the joinder of the New Subsidiary Borrowers pursuant to Section 7 hereof.

          (c) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents and herein shall be true and correct on and as of the Second Amendment Effective Date as if made on and as of the Second Amendment Effective Date after giving effect to the amendments effected hereby, the consent granted pursuant to Section 6 hereof and the joinder of the New Subsidiary Borrowers pursuant to Section 7 hereof.

          (d) ASCRP Loan Settlement. The Administrative Agent shall have received satisfactory evidence that the "Escrowed Documents", as such term is defined in the Settlement Escrow Agreement, dated as of March 31, 2004, among Killington, Ltd., ASCRP, ASC, SPLC, Fleet National Bank, Ski Partners LLC and Gravel and Shea (the "Escrow Agreement"), shall have been released and all the transactions contemplated to occur under the Escrowed Documents upon such release (collectively, the "Loan Settlement") shall have been consummated, and no material provision of the Loan Settlement Agreement (as defined in the Escrow Agreement) or any other Escrowed Document shall have been modified or waived without the consent of the Required Lenders.

          (e) New Subsidiary Borrowers. The requirements of Section 6.9(c) of the Credit Agreement shall have been satisfied with respect to each New Subsidiary Borrower (other than the requirement that the New Subsidiary Borrowers execute and deliver a Subsidiary Borrower Agreement).

          (f) New and Amended Mortgages. The Administrative Agent shall have received a Mortgage with respect to the real property of each New Subsidiary Borrower, and certain other real property previously owned by ASCRP, in each case as listed on Schedule 9(f) hereto (the "New Mortgaged Properties"), which Mortgages (or amendments to existing Mortgages, as applicable) shall have been executed and delivered by a duly authorized officer of each party thereto, and the other requirements of clauses (i) through (iii) of Section 6.9(b) of the Credit Agreement shall have been met with respect to each New Mortgaged Property.

          (g) Certain Personal Property. After giving effect to the Loan Settlement and any transfers occurring in connection therewith on or prior to the Second Amendment Effective Date, the New Subsidiary Borrowers or any other Borrower shall own, among other things, the personal property listed on Schedule 9(g) hereto.

          (h) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the New Subsidiary Borrowers are located, and such searches shall reveal no liens on any of the assets of the Borrowers except for liens permitted by Section 7.3 of the Credit Agreement or discharged on or prior to the Second Amendment Effective Date pursuant to documentation satisfactory to the Administrative Agent.

          (i) Amendment Fee. The Administrative Agent shall have received an amendment fee of $150,000 from the Borrower, to be divided ratably among the Lenders executing this Amendment.

          (j) Oak Hill Letter Agreements. The Administrative Agent shall have received executed letter agreements from the holders of the Oak Hill Notes with respect to certain matters relating to an ASCRP bankruptcy, in the form previously agreed between the Administrative Agent and Oak Hill.

          (k) Consents to Membership Interest Pledges. The Administrative Agent shall have received written consent letters from (i) Ski Partners LLC, consenting to the pledges by Killington, Ltd. and ASCRP of their respective membership interests in SPLC to the Administrative Agent under the Guarantee and Collateral Agreement, and (ii) SPLC, consenting to the pledge by Killington, Ltd. of its membership interest in CKA to the Administrative Agent under the Guarantee and Collateral Agreement.

     10. Payment of Expenses. ASC agrees to pay or reimburse the Administrative Agent and the Lenders for all of their reasonable out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents prepared in connection herewith, and consummation of the transactions contemplated hereby and thereby, including the fees and expenses of Simpson Thacher & Bartlett, counsel to the Administrative Agent.

     11. Representations Relating to Certain Leases. Each Borrower represents and warrants to the Administrative Agent and each Lender as follows:

          (a) ASC Utah, Inc. (the "Tenant") is party to that certain Amended and Restated Lease Agreement Number 419 between the State of Utah, acting through the School and Institutional Trust Lands Administration (the "SITLA Lease") and the Tenant, dated July 1, 1998 and that certain Ground Lease Agreement by and between Wolf Mountain Resorts, L.C. and the Tenant dated July 3, 1997, as amended by the First Amendment to Ground Lease Agreement dated August 3, 1998 and the Second Amendment to Ground Lease Agreement dated November 12, 1999 (the "Wolf Mountain Lease", together with the SITLA Lease, the "Leases").

          (b) The Leases are in full force and effect as of the date hereof. No party to the Leases has entered into any amendments, modifications or supplements to the Leases and there are no agreements or other understandings (oral or written) between the parties to the Leases with respect to the Leases, except that certain Partial Settlement Agreement and Release by and between Wolf Mountain Resorts, L.C. and Tenant, effective as of May 5, 2004.

          (c) No party to the Leases is in default of any covenant, agreement, condition or restriction contained in the Leases. No party to the Leases has given or received written notice of any dispute under the Leases. To the best of Tenant's knowledge, no default (or any event, act or omission which would constitute an event of default with notice or the lapse of time or both) exists under the Lease.

          (d) Tenant's rights under Article 6 of the SITLA Lease and Article 25 of the Wolf Mountain Lease are in full force and effect and have not been cancelled, terminated, amended or modified.

     12. Post-Closing Covenant. The Borrowers agree to obtain, as promptly as practicable after the Second Amendment Effective Date and in any event within 60 days thereafter, estoppels from the landlords under the Leases reaffirming the representations and warranties contained in Section 11 of this Amendment and as otherwise provided under the Leases.

     13. Loan Document; No Other Amendments.

          (a) The Borrowers and the other parties hereto acknowledge and agree that this Amendment shall constitute a Loan Document.

          (b) Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

     14. Governing Law; Counterparts. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

          (a) The parties hereto may execute this Amendment in any number of separate counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                       AMERICAN SKIING COMPANY, as a Borrower

                       By: /s/ Foster A. Stewart, Jr.
                       -----------------------------------------------------
                          Name: Foster A. Stewart, Jr.
                          Title: Senior Vice President

                       ASC LEASING, INC.
                       ASC UTAH
                       DOVER RESTAURANTS, INC.
                       KILLINGTON, LTD.
                       KILLINGTON RESTAURANTS, INC.
                       L.B.O. HOLDING, INC.
                       MOUNT SNOW LTD.
                       MOUNTAINSIDE
                       PERFECT TURN, INC.
                       PICO SKI AREA MANAGEMENT COMPANY
                       S-K-I LTD.
                       STEAMBOAT SKI & RESORT CORPORATION
                       SUGARLOAF MOUNTAIN CORPORATION
                       SUNDAY RIVER LTD.
                       SUNDAY RIVER SKIWAY CORPORATION, as Subsidiary Borrowers


                       By: /s/ Foster A. Stewart. Jr.
                      -----------------------------------------------------
                          Name:  Foster A. Stewart
                          Title:    Senior Vice President, General
                                    Counsel and Secretary

NEW SUBSIDIARY BORROWERS:   AMERICAN SKIING COMPANY RESORT PROPERTIES, INC.,
                            as a Subsidiary Borrower


                            By: /s/ Foster A. Stewart, Jr.
                            ----------------------------------------------------
                               Name:  Foster A. Stewart
                               Title:    Senior Vice President, General
                                         Counsel and Secretary


                                Second Amendment

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                      as Administrative Agent and as a Lender


                      By: /s/ Jennifer Lane
                      -----------------------------------------------------
                         Name: Jennifer Lane
                         Title: Senior Risk Manager


                                Second Amendment

                      CAPITALSOURCE FINANCE LLC, as a Lender

                      By: /s/ Steven A. Museles
                      -----------------------------------------------------
                         Name: Steven A. Museles
                         Title: Senior Vice President


                                Second Amendment

                      TRS 1 LLC, as a Lender


                      By: /s/ Deborah O'Keeffe
                      -----------------------------------------------------
                         Name: Deborah O'Keeffe
                         Title: Vice President



                                Second Amendment

                       COOKSMILL, as a Lender
                       c/o Scotiabank (Ireland) Limited
                       IFSC House, Custom House Quay
                       Dublin 1
                       Ireland

                       By: /s/ John R.H. Campbell
                       -----------------------------------------------------
                           Name: John R.H. Campbell
                           Title: Authorised Signatory



                                Second Amendment

                       BERNARD NATIONAL LOAN INVESTORS,
                       LTD, as a Lender

                       By: /s/ Perry A. Gruss
                       -----------------------------------------------------
                           Name: Perry A. Gruss
                           Title: Director



                       BERNARD LEVERAGED LOAN INVESTORS,
                       LTD, as a Lender

                       By: /s/ Mora Parchment
                       -----------------------------------------------------
                           Name: Mora Parchment
                           Title: Director




                                Second Amendment